Exhibit 99.1

Pep Boys Reports Q4 Results
- Substantial Completion of Restructuring and
Related Non-Recurring Charges -

- Service Operations Continue Positive Trend -

PHILADELPHIA — March 26, 2008 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (fourth quarter) and fifty-two weeks (fiscal year) ended February 2, 2008.

Operating Highlights

•      Q4 2007 EPS of ($0.36) includes ($0.27) of restructuring costs

•      Positive Comparable Service Center Revenue of 0.9%

•      To-date, Q1 2008 retail gross profit margins have rebounded to Q1 2007 levels as non-core inventory clearance winds down

•      Closed on another $63.6 million sale-leaseback transaction consistent with previous valuation of owned real estate

Operating Results

Fourth Quarter

Sales

Sales for the thirteen weeks ended February 2, 2008 were $517,639,000, as compared to the $578,951,000 recorded for the fourteen weeks ended February 3, 2007.  Excluding the fourteenth week of Q4 2006, comparable merchandise sales decreased 4.4% and comparable service revenue decreased 1.0%.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Excluding the fourteenth week of Q4 2006, re-categorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) decreased 7.0% and comparable Service Center Revenue (labor plus installed merchandise and tires) increased 0.9%.

Earnings

Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle decreased from Net Earnings of $7,936,000, ($0.15 per share - basic and diluted) to a Net Loss of $18,505,000 (($0.36) per share - basic and diluted).  This Net Loss included (i) $8.5 million of margin reductions related to the exiting of non-core merchandise, (ii) $6.2 million in store closure costs and (iii) $6.0 million in debt pre-payment costs.

Fiscal Year

Sales

Sales for the fiscal year ended February 2, 2008 were $2,138,075,000, as compared to the $2,243,855,000 recorded last year.  Excluding the fifty-third week of 2006, comparable merchandise sales decreased 4.2% and comparable service revenue increased 1.8%. Excluding the fifty-third week of 2006 and recategorizing Sales (see above), comparable Retail Sales decreased 7.2% and comparable Service Center Revenue increased 2.8%.

Earnings

Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle increased from $7,071,000 (($0.13) per share – basic and diluted) to $37,438,000 (($0.72) per share – basic and diluted).

Commentary

President & CEO Jeff Rachor commented, “On our third quarter conference call, we announced our merchandising transformation strategy to edit and exit our substantial non-core inventory and improve hard parts coverage and core automotive category management.  As noted on that call, in addition to the third quarter inventory write-down, we planned to sell through remaining non-core product at its book value, contributing little or no margin as it was sold.  While the difficult economic backdrop created sales challenges during the fourth quarter, we are pleased to confirm that our progress to date leaves us well positioned to complete this first important step in our strategic plan by the beginning of the second quarter of this year.

Service center operations continued an eighth consecutive quarter of positive momentum, posting improvement in both sales and adjusted gross profit margins during the fourth quarter despite the difficult macro-economic environment.

It is important to note that despite the Q4 challenges, the current quarter-to-date results indicate that retail gross profit margins have rebounded to Q1 2007 rates and that service center operations remain strong.”

CFO Harry Yanowitz commented, “Certain costs associated with the initial steps in our long-term strategic plan negatively impacted the fourth quarter by $0.27 per share.   Adjusting for these items, the Net Loss was $0.09 per share.

Our efforts to reduce indebtedness and strengthen the balance sheet are continuing.  In the fourth quarter, we closed the first of a series of sale leaseback transactions on 34 stores for gross proceeds of $166.2 million.  Proceeds were used to partially pay down our outstanding real estate-backed term loan and related interest rate swap.  Yesterday, we closed a second sale leaseback transaction on 18 stores for gross proceeds of $63.6 million, which we will also use to pay down debt.”

Pep Boys Financial Highlights

	Thirteen Weeks	Fourteen weeks
	ended	ended
	February 2, 2008	February 3, 2007

Total Revenues	$517,639,000	$578,951,000

Net (Loss) Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(18,505,000)	$7,936,000

Basic (Loss) Earnings Per Share:
Average Shares	51,903,000	54,274,000

Net (Loss) Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.36)	$0.15

Diluted (Loss) Earnings Per Share:
Average Shares	51,903,000	54,595,000

Net (Loss) Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.36)	$0.15

	Fifty-two weeks	Fifty-three weeks
	ended	ended
	February 2, 2008	February 3, 2007

Total Revenues	$2,138,075,000	$2,243,855,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(37,438,000)	(7,071,000)

Basic and Diluted Loss Per Share:
Average Shares	52,130,000	54,318,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.72)	$(0.13)

Pep Boys has over 560 stores and approximately 6,000 service bays in 35 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the fourth quarter will be broadcast live on Wednesday, March 26 at 8:30 a.m. ET over the Internet at Broadcast Networks’ Vcall Website, located at http://www.investorcalendar.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of March 26 on Pep Boys’ Website at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Harry Yanowitz, 215-430-9720

Media Contact: Alex Spooner, 215-430-9588

Internet: http://www.pepboys.com